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                                    FORM 8-K

                   CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                        1934 ACT REPORTING REQUIREMENTS

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 CURRENT REPORT

         Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934, ErgoBilt, Inc. files this form 8-K. Date of Report (Date of earliest event reported)-October 16, 1997.


Registrant's exact name:        ErgoBilt, Inc.
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        Texas                   0-22077                       75-2600529
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(State of incorporation)  (Commission File No.)          (IRS Employer ID No.)

Registrant's Address:  9244 Markville Rd, Dallas 75243.
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Registrant's telephone number, including area code: (972) 889-3742.
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         This Form 8-K relates to an acquisition by ErgoBilt, Inc ("ErgoBilt").
It does not involve matters under Items 1, 3, 4, 5, 6, or 8 on the Form 8-K, and for that reason, those items are not applicable to this report.

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS.

         ErgoFon'iks, Inc., a subsidiary of ErgoBilt (ErgoFon'iks) purchased from Computer Translations Systems & Support, Inc., a Texas corporation (CTSS), on October 16, 1997, certain assets involving a computerized phonetic keyboard system, now marketed by ErgoBilt under the name -Fon'iksWriter. Prior to entering into the acquisition, ErgoBilt entered into a license relationship with CTSS and loaned to CTSS approximately $1,736,219 for working capital.




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         The assets acquired by ErgoBilt include (a) the FoniksWriter, (b)
CTSS's assets used in the manufacturing \ assembly of the Fon'iksWriter (including, operation software, hardware integration, user documentation, keyboard immulator box, technology and know how used in the voice transcription, and (c) a license to the "Digitext Theory" from Digitext, Inc. Additionally, ErgoFon'iks acquired a portion of proceeds recovered by CTSS, if any, in any lawsuit that CTSS brings against EDS.

         The purchase price is 100,000 shares of ErgoBilt, Inc. Common Stock issued out of treasury stock and a contingency payment of $5 million less the value of the 100,000 shares as of a date in the future when ErgoFon'iks has achieved certain performance benchmarks. Additionally, ErgoBilt has agreed to loan to CTSS up to an additional $1.6 Million over the next two years. This loan is secured by the 100,000 ErgoBilt common stock, any contingency shares earned by CTSS in the future, all assets of CTSS, and other collateral defined in the agreement. The repayment of the outstanding balances shall be made on
or before August 22, 1999.   Two officers of CTSS have become employees of
ErgoFon'iks.

         The Fon'iksWriter is partly based upon patents and copyrights known as the "Digitext Theory". CTSS was granted a license from Digitext, Inc. on the Digitext Theory ("Digitext License") which ErgoFon'iks acquired in this transaction. On August 1, 1997, ErgoBilt obtained an additional license from Harold I. Schien to the Digitext Theory.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. ErgoBilt is not filings the required financial statements at the time of filing this report due to impracticability. ErgoBilt shall file those financials as an amendment to this report pursuant to Item 7(1)(a)(4)(iv).




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                                 Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                ERGOBILT, INC.

Date:  October 31, 1997                         By:  /s/  GERARD SMITH
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                                                          GERARD SMITH
                                                          CEO

                               Exhibits Attached

1.  Purchase and Sale Agreement.
2.  Employment Agreement of Lawrence West Melquiond.
3.  Employment Agreement of Jerold P. Lefler.
4.  List of all intellectual property, process and products.
5.  Unanimous Consent of Shareholders of CTSS, Inc. (a California Corporation).
6. Unanimous Consent of Shareholders and Directors of CTSS, Inc. (a Texas Corporation).
7.  Promissory Note $1,736,219.
8.  Promissory Note-Revolving Line.
9.  Conditional Assignment and Security Agreement.
10. Assignment.
11. Schien License.
12. Press Release.




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